JACKSON FINANCIAL INC.

RESTRICTED SECURITIES/AFFILIATES LIST

Effective January 2022

RESTRICTED SECURITIES

COMPANY
Jackson Financial Inc.
Apollo Global Management, Inc.
Athene Holding Ltd.
Athene Co-Invest Reinsurance Affiliates 1A Ltd.
Athene Global Funding
Jackson National Life Global Funding
Prudential plc
PPM Funds

MINORITY INTEREST HOLDERS

COMPANY	COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP
Athene Co-Invest Reinsurance Affiliate 1A Ltd.+ *(indirect subsidiary of Athene Holding Ltd. (Athene))+*	Bermuda	Greater than 5% Minority Interest held in Jackson Financial Inc.++
Prudential plc	United Kingdom	Greater than 5% Minority Interest held in Jackson Financial Inc. ++
Dan Hagan		9.7% Minority Interest held in Jackson Financial Inc. +++

\+ Athene Co-Invest Reinsurance Affiliates 1A Ltd., Athene Holding Ltd., and Apollo Global Management, Inc. *(NYSE:APO)*, parent of Athene should all be included on your restrict lists, pursuant to 1940 Act guidelines.

Athene Co-Invest Reinsurance Affiliate 1A Ltd., a Bermuda Class C insurer under the Bermuda Insurance Act 1978, owns a minority interest in Jackson Financial Inc.

++ For more information, please see December 13, 2021 8-K filed by Jackson Financial Inc. on EDGAR.

+++ For more information, please see December 22, 2021 SC 13G filed by Dan Hagan on EDGAR.

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AS OF JANUARY 2022

UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

JACKSON

AFFILIATES

COMPANY	STATE / COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP PUBLICLY TRADED INDICATED IN RED BROKER/DEALER INDICATED IN GREEN
Allied Life Brokerage Agency, Inc.	Iowa	100% Jackson National Life Insurance Company
Brier Capital LLC	Michigan	100% Brooke Life Insurance Company
Brooke Life Insurance Company	Michigan	100% Jackson Holdings LLC
Hermitage Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson Charitable Foundation, Inc.	Michigan	100% Jackson National Life Insurance Company
Jackson Finance LLC	Michigan	100% Jackson Financial Inc.
Jackson Holdings LLC	Delaware	100% Jackson Financial Inc.
Jackson National Asset Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson National Life (Bermuda) Ltd.	Bermuda	100% Jackson National Life Insurance Company
Jackson National Life Distributors LLC	Delaware	Broker/Dealer / *Identifiers:* CRD#: 40178; SEC#: 8-48984 100% Jackson National Life Insurance Company
Jackson National Life Insurance Agency, LLC	Illinois	100% Jackson National Life Distributors LLC
Jackson National Life Insurance Company	Michigan	100% Brooke Life Insurance Company
Jackson National Life Insurance Company of New York	New York	100% Jackson National Life Insurance Company
Mission Plans of America, Inc.	Texas	100% Jackson National Life Insurance Company
National Planning Holdings LLC	Delaware	100% Jackson National Life Insurance Company
PGDS (US One) LLC	Delaware	100% Jackson National Life Insurance Company
PPM America Capital Partners III, LLC	Delaware	60.50% PPM America, Inc.
PPM America Capital Partners IV, LLC	Delaware	34.50% PPM America, Inc.
PPM America Capital Partners V, LLC	Delaware	34% PPM America, Inc.
PPM America Capital Partners VI, LLC	Delaware	32% PPM America, Inc.
PPM America Capital Partners VII, LLC	Delaware	15.98% PPM America, Inc.
PPM America Capital Partners VIII, LLC	Delaware	45% PPM America, Inc.

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AS OF JANUARY 2022
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

PPM Pomona Capital Partners, LLC	Delaware	45% PPM America, Inc.
PPM America, Inc.	Delaware	100% PPM Holdings, Inc.
PPM Funds	Massachusetts	Publicly Traded / *Company Number:* 1298727 88.26% Jackson National Life Insurance Company; 11.61% PPM America, Inc.
PPM Holdings, Inc.	Delaware	100% Jackson Holdings LLC
PPM Loan Management Company, LLC	Delaware	100% PPM Loan Management Holding Company, LLC
PPM Loan Management Holding Company, LLC	Delaware	99.9% Jackson National Life Insurance Company 0.01% PPM America, Inc.
REALIC of Jacksonville Plans, Inc.	Texas	100% Jackson National Life Insurance Company
ROP, Inc.	Delaware	100% Jackson National Life Insurance Company
Squire Capital I LLC	Michigan	100% Jackson National Life Insurance Company
Squire Capital II LLC	Michigan	100% Jackson National Life Insurance Company
Squire Reassurance Company II, Inc.	Michigan	100% Jackson National Life Insurance Company
Squire Reassurance Company LLC	Michigan	100% Jackson National Life Insurance Company
VFL International Life Company SPC, Ltd.	Cayman Islands	100% Jackson National Life Insurance Company

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AS OF JANUARY 2022
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

- 4 – AS OF JANUARY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM’S INVESTMENT PRODUCTS AND RELATED ENTITIES WHERE ULTIMATE JFI OWNERSHIP IS GREATER THAN 20%1 STATE / COUNTRY OF ORGANIZATION Calera XXII, LLC Delaware Calera XXIII, LLC Delaware Catterton Noodles, LLC Delaware Centre Capital Non-Qualified Investors IV AIV-RA, LP Delaware Centre Capital Non-Qualified Investors V AIV-ELS LP Delaware Centre Capital Non-Qualified Investors V LP Delaware CEP IV-A CWV AIV Limited Partnership Delaware CEP IV-A Davenport AIV LP Ontario CEP IV-A INDY AIV Limited Partnership Ontario CEP IV-A NMR AIV Limited Partnership Ontario Clairvest Equity Partners IV-A Limited Partnership Ontario CSHC Co-Invest Unblocked, LLC Delaware Foreland A-1, LLC Texas GCI Holding Corporation Delaware Hydraulic Authority I Limited England Metalmark NNE Holdings, LLC Delaware NewSpring Deposco Investor LLC Pennsylvania NewSpring Fashionphile Holdings LLC Pennsylvania Old Hickory Fund I, LLC Delaware PPM America Private Equity Fund III, LP Delaware PPM America Private Equity Fund IV, LP Delaware PPM America Private Equity Fund V, LP Delaware PPM America Private Equity Fund VI, LP Delaware PPM America Private Equity Fund VII, LP Delaware PPM America Private Equity Fund VIII-A, LP Delaware 1 Specific ownership percentages are maintained separately.

- 5 – AS OF JANUARY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM America Private Equity Fund VIII, LP Delaware PPM CLO 2018-1 Ltd. Cayman Islands PPM CLO 2018-1, LLC Delaware PPM CLO 3 Ltd. Cayman Islands PPM CLO 3, LLC Delaware PPM CLO 4 Ltd. Cayman Islands PPM CLO 4, LLC Delaware PPM CLO 5 Ltd. Cayman Islands PPM CLO 5, LLC Delaware THMI, Inc. Delaware Wynnefield Private Equity Partners I, LP Delaware OPEN-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act JNL Investors Series Trust JNL Series Trust PPM Funds